Exhibit 99.1

NexTier Announces First Quarter 2020 Financial and Operational Results

HOUSTON, Texas (May 5, 2020) - NexTier Oilfield Solutions Inc. (NYSE: NEX) (“NexTier” or the “Company”) today reported first quarter 2020 financial and operational results.
On October 31, 2019, NexTier completed its previously announced merger between Keane Group Inc. (“Keane”) and C&J Energy Services, Inc. (“C&J”), and concurrent with closing, Keane, as the parent company, was renamed NexTier Oilfield Solutions Inc. Given the merger close date of October 31, 2019, GAAP financial results for the fourth quarter of 2019 include the full quarterly results of legacy Keane, and legacy C&J results from November 1, 2019 through December 31, 2019. Pro forma financial results(1) for the fourth quarter of 2019 include the full quarterly results of both Keane and C&J giving effect to the merger as if it had closed on January 1, 2019.
First Quarter 2020 Results and Recent Highlights

•	Reported GAAP revenue of $627.6 million in the first quarter of 2020, compared to $528.2 million of GAAP revenue and pro forma revenue of $648.4 million in the fourth quarter of 2019

•	Reported GAAP net loss of $71.8 million in the first quarter of 2020, compared to GAAP net loss of $82.9 million and pro forma net loss of $106.6 million in the fourth quarter of 2019

•	Achieved Adjusted EBITDA(2) of $72.0 million in the first quarter of 2020, compared to pro forma Adjusted EBITDA of $77.6 million in the fourth quarter of 2019

•	Averaged 27 fully-utilized fracturing fleets in the first quarter of 2020, compared to 25 average pro forma fully-utilized fracturing fleets in the fourth quarter of 2019

•	Generated Completion Services segment Adjusted Gross Profit of $97.9 million in the first quarter of 2020, compared to Adjusted Gross Profit of $105.1 million in the fourth quarter of 2019

•
Reported revenue of $460.4 million in the first quarter of 2020 when considering only fracturing and bundled wireline, as compared revenue of $403.8 and to pro forma revenue of $449.7 million in the fourth quarter of 2019

•
Achieved Adjusted Gross Profit(2), when taking only fracturing and bundled wireline into account, of $90.7 million in the first quarter of 2020, compared to pro forma Adjusted Gross Profit of $97.7 million in the fourth quarter of 2019

•
Generated annualized Adjusted gross profit per fully-utilized fracturing fleet(2), when only taking fracturing and bundled wireline into account, of $13.4 million in the first quarter of 2020, compared to pro forma annualized adjusted gross profit per fully-utilized fracturing fleet of $15.6 million in the fourth quarter of 2019

•	Nearing completion on integration program related to the merger between Keane and C&J, and recently achieved targeted annualized run rate cost synergies of $125 million

•	Exited the first quarter of 2020 with total liquidity of $590.8 million and no term loan maturities through 2025

•
Divested our Well Support Services segment on March 9, 2020 to Basic Energy Services for $93.7 million in total consideration, before transaction costs, escrowed amounts and subject to customary working capital adjustments

Management Commentary
“Market conditions during much of the first quarter of 2020 were as expected, as customers increased completions activity to start the year and budget exhaustion and seasonal headwinds abated, said Robert Drummond, President and Chief Executive officer of NexTier. “The environment dramatically deteriorated in the final weeks of March, driven by sudden and unexpected supply and demand shocks. We acted decisively to preserve cash and protect the balance sheet in response, idling a portion of our previously active completions fleet, and sizing our operations and cost structure to align with market demand, while positioning ourselves to act quickly and expand when activity rebounds. I am proud to lead a proven team who has banded together in the face of unprecedented challenges to uphold our safety and service commitment to customers.”
“We delivered strong first quarter results, including sequentially higher frac utilization and stable Adjusted EBITDA margins, while exiting the quarter with total liquidity of $590.8 million,” said Kenny Pucheu, Chief Financial Officer of NexTier. “We completed the divestiture of our Well Support Services business in early March 2020 in a transaction that streamlined our operations, unlocked further cost reductions, and accelerated approximately five years of free cash flow onto our balance sheet. We are nearing completion on our integration efforts associated with the merger between Keane and C&J, and recently achieved our targeted run-rate cost synergies of $125 million.”
“While the duration and magnitude of the oil demand shock remains uncertain, I am confident in NexTier’s lasting power, supported by our fortified balance sheet and playbook to navigate the challenging road ahead,” continued Mr. Drummond. “NexTier is differentiated with several unique levers including our high-quality partners, leading safety and service quality, attractive gas basin exposure and international outlet. We have a proven management system, and we are proud of our track-record of meeting financial and operating commitments to investors, forging lasting partnerships, maintaining disciplined capital position, leading consolidation and achieving world-class integration. We are determined to emerge from this downturn even stronger and better prepared to meet customer demand and deliver long-term value to stakeholders.”
“We honor and support the countless people across the globe that continue to be impacted by the COVID-19 pandemic, and we remain vigilant in protecting the health and well-being of our employees, partners, and the communities in which we operate. The impact on NexTier employees has been significant. We appreciate the patience, understanding and commitment exhibited by our current and separated colleagues,” concluded Mr. Drummond.
First Quarter 2020 Financial Results
GAAP revenue totaled $627.6 million in the first quarter of 2020, compared to GAAP revenue of $528.2 million and pro forma revenue of $648.4 million in the fourth quarter of 2019.
GAAP net loss totaled $71.8 million, or $0.34 per diluted share, in the first quarter of 2020, compared to GAAP net loss of $82.9 million, or $0.47 per diluted share and pro forma net loss of $106.6 million, or $0.50 per diluted share, in the fourth quarter of 2019. Adjusted net loss(2) totaled $20.1 million, or $0.09 per diluted share, in the first quarter of 2020, compared to pro forma Adjusted net loss of $19.1 million, or $0.09 per diluted share, in the fourth quarter of 2019.
GAAP selling, general and administrative expense (“SG&A”) totaled $56.9 million in the first quarter of 2020, compared to GAAP SG&A(2) of $42.7 million and pro forma SG&A of $70.1 million in the fourth quarter of 2019. Adjusted SG&A totaled $47.9 million in the first quarter of 2020, compared to pro forma Adjusted SG&A of $54.2 million in the fourth quarter of 2019.
Adjusted EBITDA totaled $72.0 million in the first quarter of 2020, compared to pro forma Adjusted EBITDA of $77.6 million in the fourth quarter of 2019.
First Quarter 2020 Management Adjustments
Adjusted EBITDA in the first quarter of 2020 includes management adjustments of approximately $51.6 million, consisting primarily of $34.3 million for impairment of assets including goodwill, $8.6 million of market adjustments, $5.5 million of non-cash stock compensation expense, and $12.8 million of merger and integration costs, partially offset by a gain from the sale of the Well Support Services business of $8.0 million.
During the first quarter of 2020, energy equity markets deteriorated and negatively impacted our market capitalization, driven by significant declines in crude oil prices resulting from demand destruction from the COVID-19 pandemic and global oversupply. These factors were deemed triggering events which led to a test for goodwill impairment and prompted us to record a non-cash impairment charge of $32.6 million within our Completions Services and Well Construction and Intervention reporting units.
Completion Services
GAAP revenue in our Completion Services segment totaled $512.9 million in the first quarter of 2020, compared to GAAP revenue of $440.3 million and pro forma revenue of $509.8 million for this segment in the fourth quarter of 2019. Increased utilization was offset by reduced prices in the first quarter of 2020, resulting in mostly unchanged revenue as compared to the fourth quarter of 2019. Adjusted Gross Profit totaled $97.9 million in the first quarter of 2020, compared to Adjusted Gross Profit of $105.1 million and pro forma Adjusted Gross Profit of $105.6 million in the fourth quarter of 2019. Net loss totaled $13.1 million in the first quarter of 2020, compared to pro forma net loss of $21.5 million in the fourth quarter of 2019.
The Company had an average of 27 fully-utilized fracturing fleets in the first quarter of 2020. When taking only fracturing and bundled wireline into account, annualized Adjusted Gross Profit per fully-utilized fracturing fleet totaled $13.4 million in the first quarter of 2020, compared to annualized pro forma Adjusted Gross Profit per fully-utilized fracturing fleet of $15.6 million in the fourth quarter of 2019.
Well Construction and Intervention Services
GAAP revenue in our Well Construction and Intervention (“WC&I”) Services segment, totaled $56.8 million in the first quarter of 2020, compared to GAAP revenue of $39.4 million and pro forma revenue of $57.7 million in the fourth quarter of 2019. Adjusted Gross Profit totaled $8.8 million in the first quarter of 2020, compared to Adjusted Gross Profit of $6.8 million and pro forma Adjusted Gross Profit of $9.1 million in the fourth quarter of 2019. Net income totaled $3.0 million in the first quarter of 2020, compared to pro forma net income of $0.3 million in the fourth quarter of 2019.

Well Support Services
On March 9, 2020, the Company announced it had completed the divestiture of its Well Support Services segment. As a result, results for the first quarter of 2020 for this segment reflect operations from January 1, 2020 through the date of sale. Subsequent to this divestiture, the Company's reportable segments are (i) Completion Services and (ii) Well Construction and Intervention Services.
GAAP revenue in our Well Support Services segment totaled $57.9 million in the first quarter of 2020, compared to $48.6 million of GAAP revenue and $80.9 million of pro forma revenue in the fourth quarter of 2019. Adjusted Gross Profit totaled $12.3 million in the first quarter of 2020, compared to Adjusted Gross Profit of $8.0 million and pro forma Adjusted Gross Profit of $14.9 million in the fourth quarter of 2019. The sequential decrease in revenue was primarily driven by the divestiture of the Well Support Services business in early March 2020. Net income totaled $10.9 million in the first quarter of 2020, compared to pro forma net income of $5.3 million in the fourth quarter of 2019.
Balance Sheet and Capital
Total debt outstanding as of March 31, 2020 totaled $512.1 million, net of debt discounts and deferred finance costs and excluding lease obligations. As of March 31, 2020, total available liquidity was $590.8 million, comprised of cash and equivalents of $489.4 million, including asset-based credit facility borrowings of $175.0 million, and $101.4 million of available borrowing capacity under our asset-based credit facility.
Total operating cash flow was $48.5 million and cash flow used in investing activities was $39.3 million, resulting in free cash flow of $9.2 million in the first quarter of 2020. Excluding cash used for merger and integration related costs of $14.7 million, combined Adjusted free cash flow(2) totaled $24.0 million in the first quarter of 2020.
On March 9, 2020, we divested our Well Support Services segment to Basic Energy Services for approximately $93.7 million in total consideration that included $59.35 million in cash consideration before transaction costs, escrowed amounts, and subject to customary working capital adjustments.
On March 23, 2020, NexTier reduced and refined its 2020 total capital expenditures guidance, which it now expects to total between $100 million and $120 million, subject to market conditions. Capital expenditures in 2020 will be driven by strategic innovation investments and maintenance capital expenditures, and reflects a reduction of more than 50% at the midpoint versus the Company’s previous outlook of $210 million. The Company continues to expect its 2020 capital expenditures to be weighted to the first half of 2020, driven by the delivery of certain strategic innovation investments, with second half of 2020 spending mainly driven by maintenance.
Integration Update
The Company is nearing completion of its integration program related to the merger between Keane and C&J, including the achievement of its targeted run-rate cost synergies of $125 million. Following the successful completion of its integration program, Greg Powell, Executive Vice President and Chief Integration Officer, announced his intention to resign from NexTier later this month.
Coronavirus Monitoring and Planning
The Company is monitoring the spread and impact of the coronavirus closely, and is implementing measures in accordance with local directives, as well as internal policies, to protect employees and limit business interruption. These measures include restriction on travel and employee contact in certain regions, employee education, enhanced customer and supplier communication, alternative sourcing, and other measures. The Company is also preparing mitigation plans for further or prolonged impact from the coronavirus.
Conference Call Information
On May 6, 2020, NexTier will hold a conference call for investors at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss first quarter 2020 financial and operating results. Hosting the call will be management of NexTier, including Robert Drummond, President and Chief Executive Officer and Kenny Pucheu, Senior Vice President and Chief Financial Officer. The call can be accessed via a live webcast accessible on our website at www.nextierofs.com or live over the telephone by dialing (855) 560-2574, or for international callers, (412) 542-4160. A replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers, (412) 317-0088. The passcode for the replay is 10141927. The replay will be available until May 13, 2020. An archive of the webcast will be available shortly after the call on our website at www.nextierofs.com for twelve months following the call.

About NexTier Oilfield Solutions
Headquartered in Houston, Texas, NexTier is an industry-leading U.S. land oilfield service company, with a diverse set of well completion and production services across the most active and demanding basins. Our integrated solutions approach delivers efficiency today, and our ongoing commitment to innovation helps our customers better address what is coming next. NexTier is differentiated through four points of distinction, including safety performance, efficiency, partnership and innovation. At NexTier, we believe in living our core values from the basin to the boardroom, and helping customers win by safely unlocking affordable, reliable and plentiful sources of energy.
Pro forma information and Non-GAAP Financial Measures

(1)
Pro forma information before management adjustments was determined in accordance with Article 11 of Regulation S-X and is presented to enhance comparability to the prior quarter pre-merger operating results by adjusting for the merger of Keane and C&J.

(2)
The Company has included in this press release certain non-GAAP financial measures, some of which are calculated on a consolidated basis, segment basis, product line basis, combined basis or pro forma basis, including Adjusted EBITDA, Adjusted Gross Profit, Adjusted Net Income (loss), free cash flow, Adjusted free cash flow, Adjusted SG&A and annualized adjusted gross profit per fully-utilized fracturing fleet. These measurements provide supplemental information which the Company believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside GAAP measures such as net income and operating income. These non-GAAP financial measures exclude the financial impact of items management does not consider in assessing the Company’s ongoing operating performance, and thereby facilitate review of the Company’s operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to the Company’s results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, the Company believes Adjusted EBITDA, Adjusted Gross Profit, Adjusted SG&A and Adjusted Net Income provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies. The Company believes free cash flow and Adjusted free cash flow is important to investors in that it provides a useful measure to assess management's effectiveness in the areas of profitability and capital management. Annualized Gross Profit per fully-utilized fracturing fleet is used to evaluate the operating performance of the business line for comparable periods, and the Company believes it is important as an indicator of operating performance of our fracturing and bundled wireline product line because it excludes the effects of the capital structure and certain non-cash items from the product line’s operating results. For a reconciliation of these non-GAAP measures, please see the tables at the end of this press release.

(3)
Non-GAAP Measure Definitions: Adjusted EBITDA is defined as net income (loss) adjusted to eliminate the impact of interest, income taxes, depreciation and amortization, along with certain items management does not consider in assessing ongoing performance. Adjusted Gross Profit is defined as revenue less cost of services, further adjusted to eliminate items in cost of services that management does not consider in assessing ongoing performance. Adjusted Gross Profit at the segment level is not considered to be a non-GAAP financial measure as it is our segment measure of profit or loss and is required to be disclosed under GAAP pursuant to ASC 280. Adjusted Net Income (Loss) is defined as net income (loss) plus the after-tax amount of merger/transaction-related costs and other non-routine items. Adjusted SG&A is defined as selling, general and administrative expenses adjusted for severance and business divestiture costs, merger/transaction-related costs, and other non-routine items. Free cash flow is defined as the net increase (decrease) in cash and cash equivalents before financing activities, including share repurchase activity. Adjusted free cash flow adjusts free cash flow for certain management adjustments. Annualized Adjusted Gross Profit per fully-utilized fleet, is a non-GAAP measure and is defined as (i) revenue less cost of services attributable to the fracturing and bundled wireline product line, further adjusted to eliminate items in cost of services that management does not consider in assessing ongoing performance for the fracturing and bundled wireline product line, (ii) divided by the fully-utilized fracturing and bundled wireline fleets (average deployed fleets multiplied by fleet utilization) per quarter, and then (iii) multiplied by four.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. The words “believe,” “continue,” “could,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Statements in this press release regarding the Company that are forward-looking, including projections as to the amount and timing of synergies from C&J merger and the Company’s 2020 guidance and outlook information, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the Company’s control. These factors and risks include, but are not limited to, (i) the competitive nature of the industry in which the Company conducts its business, including pricing pressures; (ii) the ability to meet rapid demand shifts; (iii) the impact of pipeline capacity constraints and adverse weather conditions in oil or gas producing regions; (iv) the ability to obtain or renew customer contracts and changes in customer requirements in the markets the Company serves; (v) the ability to identify, effect and integrate acquisitions, joint ventures or other transactions; (vi) the ability to protect and enforce intellectual property rights; (vii) the effect of environmental and other governmental regulations on the Company’s operations; (viii) the effect of a loss of, or interruption in operations of, one or more key suppliers, including resulting from product defects, recalls or suspensions; (ix) the variability of crude oil and natural gas commodity prices; (x) the market price and availability of materials or equipment; (xi) the ability to obtain permits, approvals and authorizations from governmental and third parties; (xii) the Company’s ability to employ a sufficient number of skilled and qualified workers to combat the operating hazards inherent in the Company’s industry; (xiii) fluctuations in the market price of the Company’s stock; (xiv) the level of, and obligations associated with, the Company’s indebtedness; (xv) the duration, impact and severity of the COVID-19 pandemic and the evolving response thereto, including the impact of social distancing, shelter-in-place, shutdowns of non-essential businesses and similar measures imposed or undertaken by governments, private businesses or others; and (xvi) other risk factors and additional information. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the prompt and effective integration of C&J’s businesses into the Company and the ability to achieve the anticipated synergies and value-creation contemplated in connection with the merger. For a more detailed discussion of such risks and other factors, see the Company’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the Current Report on Form 8-K dated May 5, 2019, both available on the SEC website or www.NexTierOFS.com. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.
Unaudited Pro Forma Financial Information
On October 31, 2019, Keane and C&J completed their business combination and concurrent with closing, Keane, as the parent company, was renamed NexTier. Keane was determined to be the accounting acquirer in the merger, and as a result, the historical financial statements of Keane, prepared under U.S. generally accepted accounting principles (”GAAP”), for the periods prior to the merger are considered to be the historical financial statements of NexTier.
In order to provide the most meaningful comparison of results of operations and results by segment, supplemental unaudited pro forma financial information has been included in the following financial schedules. The unaudited pro forma financial information is based on the historical consolidated financial statements and accompanying notes of both Keane and C&J and has been prepared to illustrate the effects of the merger, assuming the merger had been consummated on January 1, 2019. For all periods presented, adjustments have been made for (1) the preliminary acquisition accounting impact, (2) accounting policy alignment, and (3) the elimination of the impact from events that are directly attributable to the Agreement and Plan of Merger (e.g., non-routine merger and integration costs). The unaudited pro forma financial information was based on and should be read in conjunction with the separate historical financial statements and accompanying notes contained in each of the Keane and C&J Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K for the applicable periods. The pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma financial information has been presented for informational purposes only and is not necessarily indicative of what NexTier's results of operations actually would have been had the merger been completed on January 1, 2019, nor is it indicative of the future operating results of NexTier. The unaudited pro forma financial information does not reflect any cost or growth synergies that NexTier may achieve as a result of the merger, future costs to combine the operations of Keane and C&J or the costs necessary to achieve any cost or growth synergies.
Investor Contact:
Kenneth Pucheu
Senior Vice President - Chief Financial Officer
(713) 325-6000
investors@nextierofs.com

Marc Silverberg
Managing Director (ICR)
marc.silverberg@icrinc.com

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME (LOSS)
(unaudited, amounts in thousands, except per share data)

	Three Months Ended March 31, 2020	Three Months Ended December 31, 2019

Revenue	$627,625	$528,216
Operating costs and expenses:
Cost of services	512,226	408,345
Depreciation and amortization	85,821	82,080
Selling, general and administrative expenses	56,884	42,698
Merger and integration	12,182	55,972
(Gain) loss on disposal of assets	(7,962)	3,640
Impairment	34,327	12,346
Total operating costs and expenses	693,478	605,081
Operating income	(65,853)	(76,865)
Other income (expenses):
Other income (expense), net	416	(7)
Interest expense	(6,066)	(5,769)
Total other income (expense)	(5,650)	(5,776)
Loss before income taxes	(71,503)	(82,641)
Income tax benefit (expense)	(253)	(287)
Net loss	(71,756)	(82,928)
Other comprehensive income (loss):
Foreign currency translation adjustments	1,107	(87)
Hedging activities	(2,620)	1,036
Total comprehensive loss	$(73,269)	$(81,979)

Net loss per share: basic	$(0.34)	$(0.47)
Net loss per share: diluted	$(0.34)	$(0.47)

Weighted-average shares: basic	212,842	177,149
Weighted-average shares: diluted	212,842	177,149

Note: The condensed consolidated statements of operations & comprehensive income (loss) for the three month periods ended December 31, 2019 reflect the results of legacy Keane for all periods presented and the results of legacy C&J for the period beginning on and after November 1, 2019.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	March 31,	December 31,
	2020	2019
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$489,422	$255,015
Trade and other accounts receivable, net	341,739	350,765
Inventories, net	50,955	61,641
Assets held for sale	—	141
Prepaid and other current assets	47,571	20,492
Total current assets	929,687	688,054
Operating lease right-of-use assets	48,477	54,503
Finance lease right-of-use assets	6,953	9,511
Property and equipment, net	635,279	709,404
Goodwill	104,198	137,458
Intangible assets	54,801	55,021
Other noncurrent assets	7,464	10,956
Total assets	$1,786,859	$1,664,907
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$166,697	$115,251
Accrued expenses	209,799	234,895
Customer contract liabilities	3,000	60
Current maturities of operating lease liabilities	20,214	23,473
Current maturities of finance lease liabilities	3,104	4,594
Current maturities of long-term debt	177,302	2,311
Other current liabilities	2,730	5,610
Total current liabilities	582,846	386,194
Long-term operating lease liabilities, less current maturities	31,642	35,123
Long-term finance lease liabilities, less current maturities	4,057	4,844
Long-term debt, net less current maturities	334,804	335,312
Other non-current liabilities	15,803	16,662
Total non-current liabilities	386,306	391,941
Total liabilities	969,152	778,135
Shareholders’ equity:
Common stock	2,133	2,124
Paid-in capital in excess of par value	972,482	966,762
Retained deficit	(146,614)	(73,333)
Accumulated other comprehensive loss	(10,294)	(8,781)
Total shareholders’ equity	817,707	886,772
Total liabilities and shareholders’ equity	$1,786,859	$1,664,907

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS
(amounts in thousands)

Three Months Ended
December 31, 2019

Revenue	$648,434
Operating costs and expenses:
Cost of services	518,893
Depreciation and amortization	89,794
Selling, general and administrative expenses	70,104
Merger and integration	55,023
Loss on disposal of assets	2,335
Impairment	12,346
Total operating costs and expenses	748,495
Operating loss	(100,061)
Other income (expenses):
Other income, net	347
Interest expense	(5,769)
Total other expenses	(5,422)
Loss before income taxes	(105,483)
Income tax benefit (expense)	(1,070)
Net loss	$(106,553)

Net loss per share: basic	$(0.50)
Net loss per share: diluted	$(0.50)

Weighted-average shares, basic	211,909
Weighted-average shares, diluted	211,909

Note: The pro forma condensed consolidated statements of operations for the three month periods ended December 31, 2019, reflect the results of operations of legacy Keane and legacy C&J assuming the merger had occurred on January 1, 2019. See full unaudited pro forma condensed consolidated statements of operations for the three months ended December 31, 2019 below.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands)

	Three Months Ended
	March 31, 2020	December 31, 2019
Completion Services:
Revenue	$512,871	$440,253
Cost of services	417,382	335,157
Depreciation, amortization and administrative expenses, and impairment	108,591	76,728
Net income (loss)	(13,102)	28,367
Adjusted gross profit(1)	$97,876	$105,096

Well Construction and Intervention Services:
Revenue	$56,825	$39,380
Cost of services	49,253	32,572
Depreciation, amortization and administrative expenses, and impairment	4,561	1,950
Net income	3,011	4,858
Adjusted gross profit(1)	$8,784	$6,808

Well Support Services:
Revenue	$57,929	$48,583
Cost of services	45,591	40,616
Depreciation, amortization and administrative expenses, and impairment	1,398	1,008
Net income	10,940	6,959
Adjusted gross profit(1)	$12,338	$7,967
Note: The financial and operating data for the three months ended December 31, 2019, reflect the results of legacy Keane for all periods presented and the results of legacy C&J for the period beginning on and after November 1, 2019.

(1)	The Company uses adjusted gross profit as its measure of profitability for segment reporting.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
ADDITIONAL SELECTED UNAUDITED PRO FORMA FINANCIAL AND OPERATING DATA
(amounts in thousands)

Three Months Ended
December 31, 2019
Completion Services:
Revenue	$509,845
Cost of services	404,235
Depreciation, amortization, administrative expenses, and impairment	127,086
Operating income (loss)	(21,476)
Pro forma adjusted gross profit(1)	$105,610

Well Construction and Intervention Services:
Revenue	$57,650
Cost of services	48,579
Depreciation, amortization, administrative expenses, and impairment	8,750
Operating income (loss)	321
Pro forma adjusted gross profit(1)	$9,071

Well Support Services:
Revenue	$80,939
Cost of services	66,079
Depreciation, amortization, administrative expenses, and impairment	9,540
Operating income (loss)	5,320
Pro forma adjusted gross profit(1)	$14,860
Note: The pro forma financial and operating data reflect the results of legacy Keane and legacy C&J assuming the merger had occurred on January 1, 2019.

(1)	The Company uses adjusted gross profit as its measure of profitability for segment reporting.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands)

	Three Months Ended March 31, 2020
	Completion Services	WC&I	Well Support Services	Corporate and Other	NexTier
Net income (loss)	$(13,102)	$3,011	$10,940	$(72,605)	$(71,756)
Interest expense, net	—	—	—	6,066	6,066
Income tax benefit	—	—	—	253	253
Depreciation and amortization	75,540	4,273	1,527	4,481	85,821
EBITDA	$62,438	$7,284	$12,467	$(61,805)	$20,384
Plus Management Adjustments:
Acquisition, integration and expansion(1)	3,136	142	36	9,445	12,759
Non-cash stock compensation(2)	—	—	—	5,451	5,451
Impairment of assets	32,228	372	—	1,727	34,327
Market-driven severance	2,994	1,393	—	4,224	8,611
Gain on sale of business	—	—	—	(8,045)	(8,045)
Other	—	—	—	(1,460)	(1,460)
Adjusted EBITDA	$100,796	$9,191	$12,503	$(50,463)	$72,027

Three Months Ended March 31, 2020
Selling, general and administrative expenses	$56,884
Less Management Adjustments:
Non-cash stock compensation	(5,451)
Market-driven severance	(5,011)
Other	1,460
Adjusted selling, general and administrative	$47,882

(1)	Represents transaction costs related to the merger.

(2)	Represents non-cash amortization of equity awards issued under the Company’s Incentive Award Plan.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA NON-GAAP FINANCIAL MEASURES
(amounts in thousands)

	Three Months Ended December 31, 2019
	Completion Services	WC&I	Well Support Services	Corporate and Other	NexTier
Pro forma net income (loss)(1)	$(21,476)	$321	$5,320	$(90,718)	$(106,553)
Interest expense, net	—	—	—	5,769	5,769
Income tax benefit	—	—	—	1,070	1,070
Depreciation and amortization	79,243	2,801	2,123	5,627	89,794
Pro forma EBITDA	$57,767	$3,122	$7,443	$(78,252)	$(9,920)
Plus Management Adjustments:
Acquisition, integration and expansion(2)	22,676	391	76	31,880	55,023
Non-cash stock compensation(3)	363	25	626	4,632	5,646
Inventory adjustment	2,218	—	—	—	2,218
Facility closure	308	635	1,043	—	1,986
Litigation accrual	—	3,000	—	—	3,000
Tax audit				7,000	7,000
Impairment of assets	—	—	—	12,346	12,346
Restructuring costs and other	—	—	—	265	265
Pro forma Adjusted EBITDA (1)	$83,332	$7,173	$9,188	$(22,129)	$77,564

Three Months Ended December 31, 2019
Pro forma selling, general and administrative expenses(1)	$70,104
Less Management Adjustments:
Non-cash stock compensation(3)	5,615
Litigation accrual	3,000
Tax audit	7,000
Restructuring costs	265
Pro forma adjusted selling, general and administrative	$54,224

(1)
The pro forma net income (loss), pro forma Adjusted EBITDA and pro forma selling, general and administrative expenses, reflect the results of operations of legacy Keane and legacy C&J assuming the merger had occurred on January 1, 2019. Pro forma Adjusted EBITDA is calculated using NexTier management adjusted methodology; historical C&J amounts have been conformed accordingly.

(2)	Represents transaction costs related to the merger.

(3)	Represents non-cash amortization of equity awards issued under the Company’s Incentive Award Plan.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA NON-GAAP FINANCIAL MEASURES
(amounts in thousands)

Year Ended December 31, 2019
Pro forma net loss (1)	$(196,577)
Interest expense, net	21,856
Income tax expense	1,643
Depreciation and amortization	369,276
Pro forma EBITDA	196,198
Plus Management Adjustments:
Acquisition, integration and expansion	67,516
Non-cash stock compensation	36,242
Impairment of assets	92,281
Severance and stock compensation acceleration	5,594
Facility Closures	3,554
Inventory Adjustments	4,666
Legal	6,600
Tax Audit	29,160
Other	4,527
Pro forma Adjusted EBITDA (1)(2)	$446,338

(1)	The pro forma net loss and pro forma Adjusted EBITDA reflect the results of operations of legacy Keane and legacy C&J assuming the merger had occurred on January 1, 2019.

(2)	Pro forma Adjusted EBITDA is calculated using NexTier management adjustment methodology; historical C&J amounts have been conformed accordingly.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA NON-GAAP FINANCIAL MEASURES
(amounts in thousands)

	Three Months Ended March 31, 2020
	Completion Services	WC&I	Well Support Services	Total
Revenue	$512,871	$56,825	57,929	$627,625
Cost of services	417,382	49,253	45,591	512,226
Gross profit excluding depreciation and amortization	95,489	7,572	12,338	115,399
Management adjustments associated with cost of services	2,387	1,212	—	3,599
Adjusted gross profit	$97,876	$8,784	$12,338	$118,998

	Three Months Ended December 31, 2019
	Completion Services	WC&I	Well Support Services	Total
Pro forma revenue (1)	$509,845	$57,650	$80,939	$648,434
Pro forma cost of services (1)	404,235	48,579	66,079	518,893
Pro forma gross profit excluding depreciation and amortization	105,610	9,071	14,860	129,541
Management adjustments associated with cost of services	—	—	—	—
Pro forma adjusted gross profit	$105,610	$9,071	$14,860	$129,541

(1)	The pro forma revenue and pro forma cost of services reflects the results of operations of legacy Keane and legacy C&J assuming the merger had occurred on January 1, 2019.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

Three Months Ended
March 31, 2020
Frac & Bundled Wireline
Revenue	$460,372
Cost of services	369,702
Gross profit excluding depreciation and amortization	90,670
Management adjustments associated with cost of services	—
Adjusted gross profit	$90,670

Average hydraulic fracturing fleets deployed	29
Fully-utilized hydraulic fracturing fleets	27
Annualized adjusted gross profit per fully-utilized fleet	$13,433

Three Months Ended
December 31, 2019
Frac & Bundled Wireline
Revenue	$403,862
Cost of services	304,670
Gross profit excluding depreciation and amortization	99,192
Management adjustments associated with cost of services	—
Adjusted gross profit	$99,192

Three Months Ended
December 31, 2019
Frac & Bundled Wireline
Pro forma revenue (1)	$449,707
Pro forma cost of services (1)	351,968
Pro forma gross profit excluding depreciation and amortization	97,739
Management adjustments associated with cost of services	—
Pro forma adjusted gross profit	$97,739

Average hydraulic fracturing fleets deployed	30
Fully-utilized hydraulic fracturing fleets	25
Pro forma annualized adjusted gross profit per fully-utilized fleet	$15,638

(1) The pro forma revenue and pro forma cost of services reflects the results of operations of legacy Keane and legacy C&J assuming the merger had occurred on January 1, 2019.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

Three Months Ended

March 31, 2020
Net cash provided by operating activities	$48,487
Cash flows used in investing activities (1)	39,142
Combined free cash flow generation	9,345
Acquisition, integration and expansion	14,665
Market-driven severance	137
Adjusted combined free cash flow generation	$24,147

	NexTier Three Months Ended	C&J Historical Month Ended	Combined Three Months Ended

	December 31, 2019	October 31, 2019	December 31, 2019
Net cash provided by (used in) operating activities	$79,884	$(32,285)	$47,599
Cash flows used in investing activities (2)	(44,102)	(9,660)	(53,762)
Combined free cash flow generation (usage)	35,782	(41,945)	(6,163)
Acquisition, integration and expansion	54,993	5,979	60,972
Adjusted combined free cash flow generation (usage)	$90,775	$(35,966)	$54,809

(1)	Excludes the $53.3 million of proceeds from the WSS Sale.

(2)	Excludes the $68.8 million of legacy C&J cash on hand as of the merger date.

March 31, 2020
Net loss	$(71,756)
Plus Management Adjustments:
Acquisition, integration and expansion	12,759
Non-cash stock compensation	5,451
Impairment of assets	34,327
Market-driven severance	8,611
Gain on sale of business	(8,045)
Other	(1,460)
Adjusted net loss	$(20,113)

Adjusted net loss per share, basic and diluted	$(0.09)

Weighted-average shares, basic and diluted	212,842

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
PRO FORMA NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

December 31, 2019
Pro forma net loss	$(106,553)
Plus Management Adjustments:
Acquisition, integration and expansion	55,023
Non-cash stock compensation	5,646
Severance and stock compensation acceleration	—
Inventory adjustment	2,218
Facility closure	1,986
Litigation accrual	3,000
Tax audit	7,000
Impairment of assets	12,346
Other	265
Pro forma adjusted net income (loss)	$(19,069)

Pro forma adjusted net income (loss) per share, basic and diluted	$(0.09)

Weighted-average shares, basic and diluted	211,909

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2019
(amounts in thousands, except per share amounts)

			Adjustments
	NexTier (1)	Historical C&J (2)	Reclass (3)	Pro forma (4)	Pro Forma
Revenue	$528,216	$120,218	$—	$—	$648,434
Operating costs and expenses:
Cost of services	408,345	115,516	(4,968)	—	518,893
Depreciation and amortization	82,081	17,673	—	(9,960)	89,794
Selling, general and administrative expenses	42,698	22,007	5,399	—	70,104
Merger and integration	55,972	30,978	—	(31,927)	55,023
Research and development	—	431	(431)	—	—
Impairment	12,346	—	—	—	12,346
(Gain) loss on disposal of assets	3,639	(1,304)	—	—	2,335
Total operating costs and expenses	605,081	185,301	—	(41,887)	748,495
Operating loss	(76,865)	(65,083)	—	41,887	(100,061)
Other income (expenses):
Other income, net	(6)	353	—	—	347
Interest expense	(5,769)	(55)	—	55	(5,769)
Total other expenses	(5,775)	298	—	55	(5,422)
Loss before income taxes	(82,640)	(64,785)	—	41,942	(105,483)
Income tax expense	(287)	(783)	—	—	(1,070)
Net loss	$(82,927)	$(65,568)	$—	$41,942	$(106,553)

Net loss per share:
Basic net loss per share	$(0.50)
Diluted net loss per share	$(0.50)

Weighted-average shares outstanding - basic	211,909
Weighted-average shares outstanding - diluted	211,909

(1)
The condensed consolidated statements of operations for the three months ended December 31, 2019, reflects the results of legacy Keane for the period presented and the results of legacy C&J for the period beginning on and after November 1, 2019.

(2)	Reflects legacy C&J activity for the period from October 1, 2019 to October 31, 2019.

(3	Certain reclassifications were made to historical C&J to conform to NexTier presentation.

(4)	Certain pro forma adjustments were made to illustrate the estimated effects of the merger, assuming the merger had been consummated on January 1, 2019.